UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

_________________

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54111	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9530 Main Street Clarence, New York (Address of Principal Executive Office)		14031 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the entry into a joint venture arrangement with 22nd Century Group, Inc.’s (the “Company”) newly-formed subsidiary, 22nd Century Asia Ltd. (“22nd Century Asia”), on September 29, 2014, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Crede CG III, Ltd. (“Crede”) and Terren Peizer in order to provide consulting services to 22nd Century Asia with respect to the Company’s efforts to sell its proprietary tobacco products into Asia.

In connection with the Company’s entry into a joint venture arrangement and the Consulting Agreement, the Company issued to Crede 1,250,000 Tranche 1A Warrants (the “Tranche 1A Warrants”) and 1,000,000 Tranche 1B Warrants (the “Tranche 1B Warrants”). The Tranche 1A Warrants have an exercise price equal to $3.36 per share. The Tranche 1B Warrants have an exercise price equal to $2.5951 per share, which is equal to the volume weighted average price (“VWAP”) of the Company’s Common Stock, par value $0.00001 (“Common Stock”), on the NYSE MKT for the three day period of September 24, 25 and 26 (the “Measurement Period”). The Tranche 1A Warrants and the Tranche 1B Warrants each have a term of two years and are exercisable at any time beginning on the date of issuance.

In connection with the Company’s joint venture arrangement meeting certain milestones, the Company also issued to Crede 1,000,000 Tranche 2 Warrants (the “Tranche 2 Warrants”) and 1,000,000 Tranche 3 Warrants (the “Tranche 3 Warrants”). The Tranche 2 Warrants and Tranche 3 Warrants each have an exercise price equal to $3.3736 per share, which is equal to 130% of the VWAP for the Measurement Period, and only vest and become exercisable upon certain sales milestones being met, as described below. In certain instances, the Tranche 1A Warrants, the Tranche 1B Warrants, the Tranche 2 Warrants and the Tranche 3 Warrants (collectively, the “Warrants”) may be exercised on a cashless basis by the holder. Holders of the Warrants may exercise their warrants to purchase shares of Common Stock on or before the termination date of the applicable Warrant by delivering to the Company an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of shares for which the warrant is being exercised in cash.

The Tranche 2 Warrants have a term of five years and vest and become exercisable only if 22nd Century Asia achieves revenues of at least $15 million in either of the two twelve month periods beginning on the Commencement Date (as defined therein) or revenues of at least $90 million during either of the two twelve month periods beginning on the first anniversary of the Commencement Date, and in each instance the Company must be cash flow positive from its investment in 22nd Century Asia.

The Tranche 3 Warrants have a term of five years and vest only if 22nd Century Asia achieves revenues of at least $45 million in either of the two twelve month periods beginning on the one-year anniversary of the Commencement Date (as defined therein) or revenues of at least $27 million in during either of the two twelve month periods beginning on the first anniversary of the Commencement Date, and in each instance the Company must be cash flow positive from its investment in 22nd Century Asia.

In addition to the traditional cashless exercise provision, the Tranche 1A Warrants, but not the Tranche 1B Warrants, Tranche 2 Warrants or Tranche 3 Warrants, provide that the Tranche 1A Warrants may be exercised on a cashless basis by exchanging such warrants for shares of Common Stock using a negotiated Black-Scholes formula beginning on the day that is sixty one days after September 17, 2014 provided that all conditions for such exchange are satisfied. The negotiated Black-Scholes value is defined as the value of an option for the number of shares equal to the portion of the Tranche 1A Warrant being exchanged at the applicable exchange date as such value is determined calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing sale price of the Common Stock as of the date of issuance of the warrant, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the warrant as of such exchange date, (iii) a strike price equal to the exercise price in effect at the time of the applicable exchange, (iv) an expected volatility equal to 135% and (v) an assumed period of five years remaining in the term of the warrant (regardless of the actual remaining term of the warrant). The total number of shares issuable under this exchange provision is limited as provided in the Tranche 1A Warrants.

The Company may force the holder to exercise the Tranche 1A Warrants for cash in the event the following are satisfied: (i) the trading volume in the Company’s Common Stock over twenty consecutive days be equal or greater than an aggregate of Ten Million shares, (ii) a registration statement covering the share of Common Stock issuable upon exercise of the Tranche 1A Warrants must be effective and (iii) the trading price of the Common Stock on the date prior to delivery of the notice to the holder must be equal or greater than 125% of the exercise price of the warrant.

The Warrants do not confer upon holders any voting or other rights as stockholders of the Company. Each of the Warrants contains a limitation that the holder may not exercise or exchange the Warrant if such exercise or exchange will cause the holder to acquire beneficial ownership of more than 9.99% of the Company’s outstanding shares of Common Stock.

The foregoing description of the Consulting Agreement and the Warrants are not complete and are qualified in their entirety by reference to the exhibits attached to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 regarding the sale of Warrants is incorporated herein by reference. The purchase and sale of the Warrants were made in reliance upon the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 4.1	Form of Tranche 1A Warrant

Exhibit 4.2	Form of Tranche 1B Warrant

Exhibit 4.3	Form of Tranche 2 Warrant

Exhibit 4.4	Form of Tranche 3 Warrant

Exhibit 10.1	Consulting Agreement, dated September 29, 2014, by and between 22nd Century Group, Inc., Crede CG III, Ltd. and Terren Peizer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Joseph Pandolfino
Date:	September 30, 2014	Joseph Pandolfino
Chief Executive Officer